UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, Erica Borenstein, the General Counsel and Secretary of Farmland Partners, Inc. (the “Company”), informed the Company that she intends to retire from her position effective as of December 31, 2021 (the “Effective Date”). Ms. Borenstein’s decision to retire is due to her desire to pursue other interests and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Borenstein will serve as an advisor to the Company for six months following the Effective Date, subject to mutual extension between Ms. Borenstein and the Company. On November 4, 2021 the compensation committee of the Company’s board of directors approved the following: (i) the restricted shares of common stock granted to Ms. Borenstein under the Farmland Partners Inc. Third Amended and Restated 2014 Equity Incentive Plan will vest in two tranches, with her restricted shares currently scheduled to vest in 2022 vesting fully in March 2022 and her restricted shares currently scheduled to vest in 2023 having their vesting accelerated to June 30, 2022; (ii) Ms. Borenstein’s restricted shares which were scheduled to vest in 2024 will be forfeited on June 30, 2022; and (iii) Ms. Borenstein will receive bonuses earned in 2021 totaling $265,000 following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended 2021, which is expected to occur in March 2022. Ms. Borenstein will retain her current benefits and contributions by the Company towards those benefits until the earlier of December 31, 2022 or when she becomes eligible for benefits through subsequent employment or her spouse’s employment. Following the Effective Date, Ms. Borenstein will be paid $4,000 per month for her position as an advisor for so long as she remains in that role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: November 9, 2021	By:	/s/ Luca Fabbri
Luca Fabbri
President